Exhibit 99.4

VaxGen, Inc.
Unaudited Pro Forma Financial Information

VaxGen, Inc.
Index
Unaudited Pro Forma Financial Information

Page(s)
Introductory Explanation	1
Condensed Unaudited Pro Forma Combined Balance Sheet as of June 30, 2010	3
Condensed Unaudited Pro Forma Combined Statements of Operations for the Six Months Ended June 30, 2010	4
Condensed Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31, 2009	5
Notes to Condensed Unaudited Pro Forma Combined Financial Information	6–7

VaxGen, Inc.
Introductory Explanation
Unaudited Pro Forma Financial Information

The following unaudited pro forma financial statements of VaxGen, Inc. (“VaxGen” or the “Company”) give effect to the closing of a merger transaction with diaDexus, Inc. (“diaDexus”) pursuant to an Agreement and Plan of Merger and Reorganization, dated as of May 28, 2010, as amended June 24, 2010 (the “Merger Agreement”), by and among VaxGen, diaDexus, Violet Acquisition Corporation, a wholly owned subsidiary of VaxGen (“Merger Sub I”), Violet Acquisition, LLC, a wholly owned subsidiary of VaxGen (“Merger Sub II”), and John E. Hamer, as the representative of diaDexus’ stockholders.  Pursuant to the Merger Agreement, diaDexus became a wholly owned subsidiary of VaxGen through a merger of Merger Sub I with and into diaDexus, with diaDexus being the surviving company in the merger (“Merger I”), and, immediately following the effectiveness of Merger I, the merger of diaDexus with and into Merger Sub II, with Merger Sub II being the surviving entity in the merger (“Merger II” and together with Merger I, the “Merger”).

Upon completion of the Merger and subject to the terms and conditions of the Merger Agreement, each outstanding share of Series F Preferred Stock of diaDexus (“diaDexus Series F Preferred”) converted into a right to receive 1.7583 shares of common stock of VaxGen, which in the aggregate totaled approximately 19,059,144 shares of VaxGen common stock. The Common Stock, Series A - E Preferred Stock and all warrants of diaDexus were cancelled without consideration. In addition, in accordance with the Merger Agreement and the diaDexus Retention Bonus Plan, VaxGen (i) issued 901,390 shares of VaxGen common stock to the executive officers of diaDexus and (ii) paid or will pay approximately $90,048 in cash to the executive officers of diaDexus to satisfy certain withholding obligations incurred in connection with the issuance of the aforementioned shares of VaxGen common stock and $136,729 in cash to non-officer employees of diaDexus.  As of July 28, 2010, after giving effect to the Merger and the issuance of VaxGen common stock to the executive officers of diaDexus, VaxGen had 53,067,057 shares of common stock issued and outstanding, with the former holders of diaDexus Series F Preferred and the executive officers of diaDexus collectively owning approximately 38%, and the pre-Merger VaxGen stockholders owning approximately 62%, of the outstanding VaxGen common stock.

Immediately following the business combination transaction, diaDexus designees to the Company’s board of directors represented a majority of the Company’s directors, diaDexus’ senior management represented the entire senior management of the combined company and the operations of diaDexus were the sole revenue producing operations as well as the only continuing development effort of the combined company. Therefore, diaDexus is deemed to be the acquiring company for accounting purposes.  Furthermore, because prior to the Merger VaxGen had ceased operations, was no longer developing or producing products, had no operating revenue since 2008 and conducted no business processes which produced output, VaxGen is not considered to be a business for accounting purposes. Therefore, the merger is treated as a purchase of net assets of VaxGen by diaDexus for accounting purposes. The financial statements of the Company for the periods covered by the following unaudited pro forma financial statements have been previously filed with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2010 and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 27, 2010.

The Unaudited Pro Forma Combined Balance Sheet (the “Pro Forma Balance Sheet”) as of June 30, 2010 has been prepared as if the Merger had occurred on June 30, 2010. The Pro Forma Balance Sheet combines the historical financial information of VaxGen and diaDexus as of June 30, 2010 and gives effect to the unaudited pro forma adjustments necessary to account for the Merger as a purchase of the net assets of VaxGen.

VaxGen, Inc.
Introductory Explanation
Unaudited Pro Forma Financial Information

The Unaudited Pro Forma Combined Statements of Operations (the “Pro Forma Statements of Operations”) have been prepared as if the Merger had occurred on January 1, 2009. These Pro Forma Statements of Operations combine the historical statements of operations of VaxGen for the year ended December 31, 2009 and the six months ended June 30, 2010 with the historical statements of operations of diaDexus for the year ended December 31, 2009 and the six months ended June 30, 2010, respectively, and give effect to the unaudited pro forma adjustments necessary to account for the Merger as a purchase of the net assets of VaxGen.

The unaudited pro forma adjustments are based on the purchase price and preliminary purchase price allocation based on available information and assumptions that VaxGen believes are reasonable. Therefore, the amounts in the Pro Forma Statements of Operations and Pro Forma Balance Sheet and accompanying notes are subject to change which could be material. In the opinion of management, all adjustments have been made that are necessary to present fairly the Pro Forma Financial Information. The Pro Forma Financial Information is provided for illustrative purposes only and do not purport to represent what results of operations or financial position would actually have been had the transaction occurred on such dates, nor do they purport to project the results of operations or financial position of VaxGen for any future period or date.

The Pro Forma Financial Information should be read in conjunction with, and is qualified by reference to, the audited and unaudited financial statements and accompanying notes of VaxGen and diaDexus, which are incorporated by reference and included herein, respectively.

VaxGen, Inc.
Condensed Unaudited Pro Forma Combined Balance Sheet
As of June 30, 2010

(in thousands of dollars)	VaxGen, Inc.	diaDexus, Inc.	Pro Forma Adjustments	Note	Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$22,336	$4,077			$26,413
Investment securities	2,749	-			2,749
Notes receivable from diaDexus, Inc.	4,000	-	(4,000)	c	-
Accounts receivable	-	1,297			1,297
Inventory	-	130			130
Restricted cash		400			400
Assets held for sale	310	-			310
Prepaid expenses and other current assets	348	1,126	(28)	c	1,446
Total current assets	29,743	7,030	(4,028)		32,745

Property and equipment, net	-	927			927
Restricted cash	1,400	-			1,400
Other assets	335	3	(335)	d	3
Total assets	$31,478	$7,960	$(4,363)		$35,075

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$327	$336			$663
Accrued and other current liabilities	661	2,595	(379)	d	2,849
			(28)	c
Notes payable	-	1,500			1,500
Notes payable to Vaxgen, Inc.	-	4,000	(4,000)	c	-
Total current liabilities	988	8,431	(4,407)		5,012

Deferred revenue	-	988			988
Deferred rent and other liabilities	4,226	-	(3,177)	d	1,049
Unfavorable lease liability	-	-	4,106	d	4,106
Warrant liability	-	33			33
Total liabilities	5,214	9,452	(3,478)		11,188

Preferred stock	-	168,242	(168,242)	a	-

Stockholders' equity (deficit):
Common stock	331	18	182	a	531
Additional paid-in capital	303,196	12,794	168,060	a	205,902
			(277,263)	b
			(885)	d
Accumulated other comprehensive loss	(1)	-	1	b	-
Accumulated deficit	(277,262)	(182,546)	277,262	b	(182,546)
Total stockholders' equity (deficit)	26,264	(169,734)	167,357		23,887
Total liabilities and stockholders' equity	$31,478	$7,960	$(4,363)		$35,075

See Notes to Condensed Unaudited Pro Forma Combined Financial Statements.

VaxGen, Inc.
Condensed Unaudited Pro Forma Combined Statement of Operations
Six Months Ended June 30, 2010

(in thousands of dollars, except share and per share data)	VaxGen, Inc.	diaDexus, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues
License revenue	$-	$153			$153
Royalty revenue	-	1,745			1,745
Product sales	-	3,060			3,060
Product sales to related party	-	340			340
Total net revenues	-	5,298	-		5,298

Costs and operating expenses:
Product costs	0	2,247			2,247
Research and development	0	1,979			1,979
Sales and marketing	0	2,652			2,652
General and administrative	3,950	1,660	(195)	e	5,415
Impairment of assets held for sale	44	-			44

Loss from operations	(3,994)	(3,240)	195		(7,039)

Interest expense	(5)	(298)	(28)	f	(331)
Interest income	87	7	28	f	122
Other	99	-			99
Total other expense	181	(291)	-		(110)

Net loss	$(3,813)	$(3,531)	$195		$(7,149)

Basic and diluted net loss per share					$(0.13)

Weighted average shares used in computing basic and diluted net loss per share					53,067,057

See Notes to Condensed Unaudited Pro Forma Combined Financial Statements.

VaxGen, Inc.
Condensed Unaudited Pro Forma Combined Statement of Operations
Year Ended December 31, 2009

(in thousands of dollars, except share and per share data)	VaxGen, Inc.	diaDexus, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues
License revenue	$-	$429			$429
Royalty revenue	-	4,208			4,208
Product sales	-	5,826			5,826
Product sales to related party	-	1,469			1,469
Total net revenues	-	11,932	-		11,932

Costs and operating expenses:
Product costs	-	3,452			3,452
Research and development	-	3,705			3,705
Sales and marketing	-	6,650			6,650
General and administrative	7,280	2,803	(396)	g	9,687
Impairment of assets held for sale	306	-			306

Loss from operations	(7,586)	(4,678)	396		(11,868)

Interest expense	(132)	(998)			(1,130)
Interest income	242	394			636
Realized gain on sale of investments	357	-			357
Other	47	-			47
Total other expense	514	(604)	-		(90)

Loss before taxes	(7,072)	(5,282)	396		(11,958)
Income tax benefit	(864)	-			(864)

Net loss	$(6,208)	$(5,282)	$396		$(11,094)

Basic and diluted net loss per share					$(0.21)

Weighted average shares used in computing basic and diluted net loss per share					53,067,057

See Notes to Condensed Unaudited Pro Forma Combined Financial Statements.

VaxGen, Inc.
Notes to Condensed Unaudited Pro Forma Combined Financial Statements

1.	The Transaction

On July 28, 2010, VaxGen, Inc. (“VaxGen” or the “Company”) announced the closing of a merger transaction with diaDexus, Inc. (“diaDexus”) pursuant to an Agreement and Plan of Merger and Reorganization, dated as of May 28, 2010, as amended June 24, 2010 (the “Merger Agreement”), by and among VaxGen, diaDexus, Violet Acquisition Corporation, a wholly owned subsidiary of VaxGen (“Merger Sub I”), Violet Acquisition, LLC, a wholly owned subsidiary of VaxGen (“Merger Sub II”), and John E. Hamer, as the representative of diaDexus’ stockholders.  Pursuant to the Merger Agreement, diaDexus became a wholly owned subsidiary of VaxGen through a merger of Merger Sub I with and into diaDexus, with diaDexus being the surviving company in the merger (“Merger I”), and, immediately following the effectiveness of Merger I, the merger of diaDexus with and into Merger Sub II, with Merger Sub II being the surviving entity in the merger (“Merger II” and together with Merger I, the “Merger”).

Immediately following the business combination transaction, diaDexus designees to the Company’s board of directors represented a majority of the Company’s directors, diaDexus’ senior management represented the entire senior management of the combined company and the operations of diaDexus were the sole revenue producing operations as well as the only continuing development effort of the combined company. Therefore, diaDexus is deemed to be the acquiring company for accounting purposes.  Furthermore, because prior to the Merger VaxGen had ceased operations, was no longer developing or producing products, had no operating revenue since 2008 and conducted no business processes which produced output, VaxGen is not considered to be a business unit for accounting purposes. Therefore, the merger is treated as a purchase of net assets of VaxGen by diaDexus for accounting purposes.

The stock of VaxGen trades on the OTC Bulletin Board and has had limited trading activity. Prior to the Merger, diaDexus was a privately owned company with no equity transactions at or near the date of the Merger. Accordingly, management determined the fair value of the net assets of VaxGen acquired by diaDexus to be the purchase price.  The fair value of the net assets of VaxGen as of July 28, 2010 is as follows (in thousands of dollars):

Assets:
Cash and securities	$23,858
Notes receivable from diaDexus, Inc.	4,000
Restricted cash	1,400
Other assets	655
Total assets	29,913

Liabilities:
Accounts payable and other liabilities	$1,197
Unfavorable lease liability	4,106
Total liabilities	5,303

Net assets	$24,610

VaxGen, Inc.
Notes to Condensed Unaudited Pro Forma Combined Financial Statements

2.	Net Loss per Share

Basic net loss per share of common stock is computed by dividing the pro forma combined net loss attributable to shareholders by the weighted-average number of shares of common stock that the Series F preferred stockholders of diaDexus received in connection with the Merger, plus the incremental shares of common stock to derive the number of common shares issued and outstanding upon consummation of the Merger. No holders of common shares or other series of preferred stock of diaDexus received any VaxGen shares on account of such shares, and such shares are, therefore, not included in the calculation. Diluted net loss per share of common stock is computed by giving effect to all potentially dilutive securities, including stock options, warrants and convertible preferred stock. Basic and diluted net loss per share of common stock were the same for the six months ended June 30, 2010 and for the year ended December 31, 2009, as the inclusion of all potentially dilutive securities outstanding was anti-dilutive. As such, the numerator and the denominator used in computing both basic and diluted net loss are the same.

3.	Pro Forma Adjustments (in thousands of dollars):

The pro forma adjustments included in the condensed unaudited pro forma combined financial statements are as follows:

(a)	Record the shares issued during the merger in exchange for the preferred stock and in payment of the retention bonus.
(b)	Eliminate VaxGen accumulated comprehensive loss and accumulated deficit.
(c)	Eliminate VaxGen note receivable and diaDexus note payable and related accrued interest.
(d)	Adjust VaxGen assets and liabilities to fair value.
(e)	Reduce rent expense for amortization of unfavorable lease accrual.
(f)	Eliminate interest expense and interest income from the note payable from diaDexus to VaxGen.
(g)	Reduce rent expense for amortization of unfavorable lease accrual.